Exhibit 10.1

NON-REDEMPTION AGREEMENT

This NON-REDEMPTION AGREEMENT, dated as of May [_]. 2023 (this “Agreement”), is entered into by Pono Capital Two, Inc., a Delaware corporation (the “PONO”), Mehana Capital LLC, a Delaware limited liability company (“Sponsor”) and [_] ( “Stockholder”)

WHEREAS, PONO was formed for the purpose of conducting a business combination with one or more entities;

WHEREAS, the Third Amended and Restated Certificate of Incorporation of PONO (the “Charter”) provides that PONO must consummate an initial business combination by May 9, 2023 (unless extended pursuant to the Charter) or it must liquidate;

WHEREAS, PONO intends to seek approval of its stockholders to, at the discretion of PONO’s board of directors, amend the Charter to extend the date by which PONO must consummate an initial business combination from May 9, 2023 to February 9, 2024 (the “Extension Proposal”);

WHEREAS, in accordance with the Charter, in connection with the Extension Proposal, PONO must provide the public holders of its common stock, par value $0.0001 per share (the “Common Stock”) with the right to redeem the shares of Common Stock held by them;

WHEREAS, in connection with the stockholders’ meeting to approve the Extension Proposal (the “Meeting”), Stockholder has, as of the date hereof, elected not to redeem the number shares of Common Stock, including the Common Stock underlying units of PONO, set forth beside Stockholder’s name in Schedule A (the “Shares”);

WHEREAS, on January 31, 2023, PONO entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), by and among PONO, Pono Two Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of PONO (“Merger Sub”), SBC Medical Group Holdings Incorporated, a Delaware corporation (“SBC”), Mehana Capital, LLC, in its capacity as Purchaser Representative, and Yoshiyuki Aikawa, in his capacity as Seller Representative, pursuant to which at the closing of the transactions contemplated by the Merger Agreement (the “Business Combination”), Merger Sub will merge with and into SBC, with SBC continuing as the surviving corporation; and

WHEREAS, in connection with the Business Combination, SBC and PONO agreed that the post-Business Combination company shall issue to the Sponsor 1,200,000 unregistered shares of the post-Business Combination company’s Common Stock for no additional consideration (the “Sponsor Shares”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Redemption Rights. During the period (such period, the “Term”) commencing on the date hereof and ending on the date of the Meeting, Stockholder agrees that it will not exercise its right to redeem its Shares in connection with any vote on the Extension Proposal; provided, however, that the aggregate number of Shares held by the Stockholder as set forth in Schedule A is no greater than 9.9% of the outstanding shares of Common Stock after giving effect to shares redeemed in connection with the Extension Proposal; provided further, that the Sponsor shall exchange the Sponsor’s 2,875,000 shares of Class B common stock, par value $0.0001 per share of PONO for 2,875,000 shares of Class A common stock, par value $0.0001 per share of PONO. For the avoidance of doubt, the waiver of the Stockholder’s redemption rights provided in this Section 1 shall only apply to the stockholder vote in connection with the Meeting, and shall not include the Stockholder’s redemption rights in connection with the stockholder vote to approve PONO’s initial business combination.

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2. Agreement to Vote. During the Term, Stockholder, with respect to its Shares, hereby irrevocably agrees that at the Meeting to be called and held in connection with the Extension Proposal, such Stockholder shall:

(a)	when the Meeting is held, appear at the Meeting or otherwise cause the Shares owned by such Stockholder to be counted as present thereat for the purpose of establishing a quorum;

(b)	vote, or cause to be voted at the Meeting, all of the Shares owned by such Stockholder in favor of the Extension Proposal; and

(c)	vote against any action, proposal, transaction or agreement that is not recommended by the board of directors of PONO at such Meeting.

3 Transfer of Shares. During the Term, Stockholder agrees that it shall not, directly or indirectly, sell, assign, transfer (including by operation of law), allow the creation of a lien, pledge, distribute, dispose of or otherwise encumber any of the Shares, either voluntarily or involuntarily (collectively, “Transfer”), or otherwise agree or offer to do any of the foregoing; provided, that, Transfers by Stockholder are permitted to an affiliate of Stockholder (a “Permitted Transfer”) only if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to PONO, to assume all of the obligations of Stockholder under, and be bound by all of the terms of, this Agreement. Any Transfer in violation of this Section 3 with respect to the Shares shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in a Stockholder.

4. Transfer of Sponsor Shares. Subject to satisfaction by Stockholder of Stockholder’s obligations set forth in Sections 1 through 3 hereof, (i) the Sponsor hereby agrees to transfer to Stockholder the number of Sponsor Shares set forth next to Stockholder’s name in Schedule B attached hereto within two (2) business days after the closing of the Business Combination; (ii) the Sponsor Shares shall not be subject to a lock-up agreement, forfeiture, or earn-outs; and (iii) the terms of the Sponsor Shares, including the terms related to the issuance of the Sponsor Shares pursuant to the Merger Agreement, shall not be amended without the prior written consent of the Stockholder if such amendment would have a material impact on the rights of Stockholder with respect to the Sponsor Shares.

5. Registration Rights. Concurrent with the transfer of the Sponsor Shares to Stockholder under this Agreement, Stockholder shall have the right to enter into the Registration Rights Agreement (as defined in the Merger Agreement), between PONO, the Sponsor and certain other parties thereto, and PONO hereby represents and confirms to Stockholder that, upon Stockholder’s receipt of the Sponsor Shares and entrance into the Registration Rights Agreement, (i) Stockholder shall be an “Investor” under the Registration Rights Agreement and (ii) the Sponsor Shares shall be “Registrable Securities” under the Registration Rights Agreement.

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6. Covenants of Stockholder. Stockholder hereby agrees to permit PONO to publish and disclose Stockholder’s identity, ownership of the Shares and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement, and, if deemed appropriate by PONO, a copy of this Agreement, in (i) any Form 8-K filed by PONO relating to the transactions contemplated herein, and (ii) any other documents or communications provided by PONO to any governmental authority or to securityholders of PONO, in each case, only to the extent required by the federal securities laws or the Securities and Exchange Commission or any other securities authorities. Stockholder agrees that it shall not, and shall cause its affiliates not to, indirectly accomplish or attempt to accomplish that which it is not permitted to accomplish directly under this Agreement.

7. Representations and Warranties of Stockholder. Stockholder represents and warrants to, and agrees with, PONO and the Sponsor that:

(a) No Government Recommendation or Approval. Stockholder understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Shares.

(b) Accredited Investor. Stockholder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

(c) Intent. Stockholder is acquiring the Shares solely for investment purposes, for such Stockholder’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and Stockholder has no present arrangement to sell Shares to or through any person or entity except as may be permitted hereunder.

(d) Sophisticated Investor. Stockholder is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Shares.

(e) Independent Investigation. Stockholder has relied upon an independent investigation of PONO and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances, express or implied, from the Sponsor or any representatives or agents of the Sponsor, other than as set forth in this Agreement. Stockholder is familiar with the business, operations and financial condition of PONO and has had an opportunity to ask questions of, and receive answers from PONO’s management concerning PONO and the terms and conditions of the proposed sale of the Shares and has had full access to such other information concerning PONO as Stockholder has requested. Stockholder confirms that all documents that it has requested have been made available and that Stockholder has been supplied with all of the additional information concerning this investment which Stockholder has requested.

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8. No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in PONO any direct or indirect ownership or incidents of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholder, and PONO shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of PONO or exercise any power or authority to direct Stockholder in the voting of any of the Shares, except as otherwise provided herein with respect to the Shares.

9. Termination. This Agreement and the obligations of the parties hereto under this Agreement shall automatically terminate upon the earliest to occur of (a) the failure of PONO stockholders to approve the Extension Proposal at the Meeting or any adjournment thereof, or the determination of PONO not to proceed to effect the extension as approved by the stockholders pursuant to the Extension Proposal; (b) the fulfillment by the parties hereto of all obligations set forth in Sections 1 through 5 hereof; and (c) the mutual written consent of the parties hereto. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

10. Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by Stockholder in connection with the acquisition of the Shares nor is Stockholder entitled to or will accept any such fee or commission.

11. Trust Account Waiver. Stockholder acknowledges that PONO has established a trust account (the “Trust Account”) containing the proceeds of PONO’s initial public offering (the “IPO”) and certain proceeds of the concurrent private placement (including interest accrued from time to time thereon) for the benefit of its public stockholders and certain other parties (including the underwriters of the IPO). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholder hereby agrees (on its own behalf and on behalf of its related parties) that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and it shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”); provided, that the Released Claims shall not include any rights or claims of the Stockholder or any of its related parties as a stockholder of PONO to the extent related to or arising from any shares of PONO and not otherwise prohibited herein (including pursuant to a valid redemption of any public shares of PONO held by them).

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12. Trust Account. Until the earlier of (a) the consummation of the PONO’s Business Combination; (b) the liquidation of the Trust Account; and (c) 24 months from consummation of PONO’s initial public offering or such later time as the stockholders of PONO may approve in accordance with the Charter, the Company will maintain the investment of funds held in the Trust Account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, or maintain such funds in cash in an interest-bearing demand deposit account at a bank. PONO further confirms that, in order to mitigate the current uncertainty surrounding the implementation of the Inflation Reduction Act of 2022, funds held in the Trust Account, including any interest thereon, will not be used to pay for any excise tax liabilities with respect to any future redemptions prior to or in connection with the Extension Proposal, a Business Combination or liquidation of PONO.

13. Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

14. Jurisdiction. The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the state courts of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

15. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

16. Counterpart. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

17. Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by PONO, the Sponsor and Stockholder.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

STOCKHOLDER

By:
Name:
Title:

Pono Capital Two, Inc.

By:
Name:
Title:

Mehana Capital LLC

By:
Name:
Title:

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SCHEDULE A

Stockholder	Shares Subject to Non-Redemption

Total

7

SCHEDULE B

Transfer of Sponsor Shares by Mehana Capital LLC (the “Sponsor”)

Stockholder	Common Stock Transferred to Stockholder by Sponsor

Total

8